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                                                                   EXHIBIT 10.18

                            HEAFNER TIRE GROUP, INC.
                             STOCK OPTION AGREEMENT


Number of shares subject to option: [75,000]

         This Agreement (the "Agreement") made this 16TH day of August, 1999, between Heafner Tire Group, Inc., a Delaware corporation (the "Company"), and David H. Taylor (the "Optionee").

                              W I T N E S S E T H:

1.       Grant of Option.

         Pursuant to the provisions of Heafner Tire Group, Inc. 1999 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of [75,000] shares of the Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock" or the "Shares") at a purchase price of $9.00 per Share (the "Exercise Price"), such Option to be exercised as hereinafter provided.

2.       Terms and Conditions.

         It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

                  (a) Expiration Date. The Option shall expire on the tenth anniversary of the date hereof (the "Expiration Date").

                  (b) Type of Option. This Option is eligible to be an incentive stock option (an "Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that to the extent this Option does not qualify as an Incentive Stock Option under the Code, it shall constitute a nonqualified stock option.

                  (c) Exercise of Option. (i) The shares subject to this Option shall be divided into three separate pools, "Tier 1 Options," "Tier 2 Options" and "Tier 3 Options," and the Options in each pool shall vest and be exercisable according to the terms and conditions applicable to such pool as set forth below. For purposes of this Agreement, "Option" shall mean, collectively, the Tier 1 Options, the Tier 2 Options and the Tier 3 Options granted pursuant to this Agreement.

                  (A) Tier 1 Options. The Company hereby grants to the Optionee [25,000] Tier 1 Options. Subject to the other terms of this Agreement regarding the exercisability of this


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Option, the Tier 1 Options will vest and be exercisable in accordance with the following schedule:

                                             Options Exercisable with respect to
                      On or After                Cumulative Number of Shares
                      -----------            -----------------------------------
                      May 24, 2000                      25,000 x 25%
                      May 24, 2001                      25,000 x 50%
                      May 24, 2002                      25,000 x 75%
                      May 24, 2003                      25,000 x 100%

                  Notwithstanding the foregoing, all of the Tier 1 Options shall become fully vested and exercisable immediately upon the earlier to occur of the following: (x) any or all of the Tier 3 Options becoming fully vested and exercisable, provided that if only 50% of the Tier 3 Options have vested and become exercisable, then only 50% of the then unvested Tier 1 Options shall vest and become exercisable, and the remaining 50% of the unvested Tier 1 Options shall vest and become exercisable immediately upon the vesting and exercisability of the remaining 50% of the Tier 3 Options, and (y) the termination of Optionee's employment (1) by the Company without Cause (as defined below) or by the Optionee for Good Reason (as defined below) at any time after a Change in Control or (2) by the Company or the Optionee for any reason other than a Specified Cause Event (as defined below) more than six months after a Change in Control.

                           "Change in Control" means the first to occur of any of the following: (i) the sale (including by merger, consolidation or sale of stock of subsidiaries or any other method) of all or substantially all of the assets of the Company and its consolidated subsidiaries (taken as a whole) to any person or entity not directly or indirectly controlled by the holders of at least 50% of the Combined Voting Power (as defined in the Plan) of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (ii) at any time prior to the consummation of an initial public offering of Common Stock of the Company or other common stock of the Company having the voting power to elect directors, a transaction (except pursuant to such initial public offering) resulting in the Principal Shareholders (as defined in the
         Plan) owning, collectively, less than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (iii) at any time after the consummation of an initial public offering of Common Stock of the Company or other common stock of the Company having the voting power to elect directors, the acquisition (except pursuant to such initial public offering) by any person or entity (other than the Principal Shareholders) not directly or indirectly controlled by the Company's stockholders of more than 30% of the Combined Voting Power of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (iv) individuals serving as directors of the Company on the Effective Date (as defined in the Plan) and who were nominated or



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         selected to serve as directors by one or more Principal Shareholders
         (together with any new directors whose election was approved by a vote of (A) such individuals or directors whose election was previously so approved or (B) Principal Shareholders holding a majority of the aggregate voting power of the capital stock of the Company held by all Principal Shareholders) cease for any reason to constitute a majority of the Board of Directors of the Company (the "Board"), (v) the adoption of a plan relating to the liquidation or dissolution of the Company in connection with an equity investment or sale or a business combination transaction or (vi) any other event or transaction that the Board deems to be a Change in Control.

                           "Specified Cause Event" means (1) a proven or admitted act of fraud, misappropriation or embezzlement by the Optionee that is detrimental to the Company or (2) the Optionee's conviction of or plea of guilty or nolo contendere to a felony that is related to the Company or the performance of the Optionee's services for the Company.

                  (B) Tier 2 Options. The Company hereby grants to the Optionee
[ ] Tier 2 Options. Subject to the other terms of this Agreement regarding the exercisability of this Option, the Tier 2 Options will vest and be exercisable annually as of December 31 of each fiscal year of the Company with respect to a cumulative number of shares in an amount equal to the product of (i) a fraction, the denominator of which is 278,658,000 (the "Aggregate EBITDA Target") and the numerator of which is the aggregate EBITDA of the Company for all fiscal years following the date hereof, beginning with the 1999 fiscal year, multiplied by
(ii) the total number of shares subject to Tier 2 Options, provided that the maximum cumulative number of shares subject to Tier 2 Options that shall be vested in any fiscal year shall not exceed the product of (1) the Applicable Percentage for such fiscal year multiplied by (2) the total number of shares subject to Tier 2 Options. This calculation shall be made with respect to each fiscal year, beginning with the 1999 fiscal year, based on the Company's audited financial statements for such year. Notwithstanding the foregoing, (x) if the Optionee's employment with the Company shall terminate because of death, disability, termination by the Company without Cause (as defined below) or termination by the Optionee for Good Reason (as defined below), the aggregate cumulative number of shares subject to Tier 2 Options that shall be vested as of the termination date shall not be subject to any limitations imposed by the Applicable Percentage and shall be equal to the product of (1) a fraction, the denominator of which is the Aggregate EBITDA Target and the numerator of which is the aggregate EBITDA of the Company for all fiscal years following the date hereof, beginning with the 1999 fiscal year, multiplied by (2) the total number of shares subject to Tier 2 Options, and (y) all of the Tier 2 Options shall become fully vested and exercisable immediately upon the earlier to occur of the following: (1) any or all of the Tier 3 Options becoming fully vested and exercisable, provided that if only 50% of the Tier 3 Options have vested and become exercisable, then only 50% of the then unvested Tier 2 Options shall vest and become exercisable, and the remaining 50% of the unvested Tier 2 Options shall vest and become exercisable immediately upon the vesting and exercisability of the remaining 50% of the Tier 3 Options, and (2) the seventh anniversary of the date hereof.



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                      "Applicable Percentage" means with respect to (i) fiscal
         year 1999, 20%, (2) fiscal year 2000, 40%, (3) fiscal year 2001, 60%,
         (4) fiscal year 2002, 80%, and (5) fiscal year 2003, 100%, provided, however, that the Applicable Percentage shall be 100% if following any fiscal year prior to the fifth anniversary hereof, the aggregate EBITDA of the Company for the fiscal years following the date hereof equals or exceeds the Aggregate EBITDA Target.

                      "EBITDA" means earnings before interest, taxes, depreciation, and amortization as reflected in the Company's audited financial statements. Adjustments for unusual items will be made in the reasonable discretion of the Board, after consultation with the Chief Executive Officer of the Company.

                  (C) Tier 3 Options. The Company hereby grants to the Optionee
[ ] Tier 3 Options. Subject to the other terms of this Agreement regarding the exercisability of this Option, the Tier 3 Options will vest and be exercisable (except as provided below) only upon the first to occur of (x) a Change in Control that satisfies the CIC Return Hurdle and (y) an Actual Sale or Deemed Sale following a Qualified Public Offering that satisfies the QPO Return Hurdle as hereinafter described. If on any date beginning six months after a Qualified Public Offering the QPO Return Hurdle has been satisfied based on a Deemed Sale at Fair Market Value as of such date, 50% of the Tier 3 Options will vest and be immediately exercisable, and if on any date beginning 24 months after a Qualified Public Offering the QPO Return Hurdle has been satisfied based on a Deemed Sale at Fair Market Value as of such date, the additional 50% of the Tier 3 Options will vest and be immediately exercisable, except that, if at any time after a Qualified Public Offering the QPO Return Hurdle is satisfied based on an Actual Sale, 100% of the Tier 3 Options will vest and be immediately exercisable. Notwithstanding the foregoing, the Tier 3 Options shall become fully vested and exercisable upon the seventh anniversary of the date hereof.

                      "Actual Sale" means a sale following a Qualified Public Offering by Charlesbank Equity Fund IV, Limited Partnership of its shares in the Company in consideration for cash or freely tradable securities or a combination thereof.

                      "Charlesbank Investment" means the total amount of capital expended to acquire Common Stock or warrants to acquire Common Stock of the Company or capital contributed to the Company (including capital provided in the form of an extension of credit or an advance of funds) by Charlesbank Equity Fund IV, Limited Partnership, commencing on the date of the original investment by Charlesbank Equity Fund IV, Limited Partnership.

                      "CIC Return Hurdle" means (i) if the Change in Control occurs within 18 months of the original investment by Charlesbank Equity Fund IV, Limited Partnership, a Return on Investment of 2.0x, and (ii) if the Change in Control occurs more than 18 months after the original investment by Charlesbank Equity Fund IV, Limited Partnership a Return on Investment of 3.0x and a 30% IRR.



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                      "Deemed Sale", as of any date, means the deemed sale
         following a Qualified Public Offering by Charlesbank Equity Fund IV, Limited Partnership of its shares in the Company at the Fair Market Value in effect on such date.

                      "Fair Market Value", as of any date, means (i) with respect to any freely tradeable security, the closing market price for such security on the day immediately preceding such date as determined from the principal trading market for such security on such date, (ii) with respect to any publicly traded security of the Company, the average of the closing market prices of such security for the 30 consecutive trading days immediately prior to such date to be determined from the principal trading market for such security during such period, and (iii) with respect to any other property, such value determined as of such date by such methods or procedures as established in the good faith discretion of the Board.

                      "IRR" means an internal rate of return to Charlesbank Equity Fund IV, Limited Partnership on the Charlesbank Investment as calculated by the use of an HP12c financial calculator, taking into account the timing and amount (based on the Fair Market Value thereof) of all contributions to capital and investments in the Company and the timing and amount (based on the Fair Market Value thereof) of all dividends, interest payments or other distributions or payments (whether in cash or other property), from the Company or any other person or entity in respect of the Charlesbank Investment, through the date of determination, and subject to adjustment in the good faith discretion of the Board in the event of any merger, acquisition, consolidation, sale of assets, recapitalization, contribution of capital to, or redemption of stock of, the Company, or any other event that the Board deems relevant to the calculation of such return.

                      "QPO Return Hurdle" means (i) if the Actual Sale or Deemed Sale occurs within 18 months of the original investment by Charlesbank Equity Fund IV, Limited Partnership, a Return on Investment of 2.0x and
         (ii) if the Actual Sale or Deemed Sale occurs more than 18 months after the original investment by Charlesbank Equity Fund IV, Limited Partnership, a Return on Investment of 3.0x and a 30% IRR.

                      "Qualified Public Offering" means a public offering of the Company's Class A Common Stock or other common stock of the Company with a minimum offering size of $50,000,000.

                      "Return on Investment" means (i) in the case of a Change in Control, the quotient of (A) the total amount of cash and freely tradable securities and based on the Fair Market Value thereof received by Charlesbank Equity Fund IV, Limited Partnership upon such Change in Control, together with all dividends, interest payments and other distributions or payments (whether in cash or other property and based on the Fair Market Value thereof) received from the Company or any other person or entity in respect of the Charlesbank Investment prior to such Change in Control, divided by (B) the Charlesbank



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         Investment, and (ii) in the case of an Actual Sale or Deemed Sale following a Qualified Public Offering, the quotient of (A) the total amount of cash and freely tradeable securities (based on the Fair Market Value thereof) received in such Actual Sale, or the aggregate Fair Market Value of all shares in the Company owned at the time of such Deemed Sale, by Charlesbank Equity Fund IV, Limited Partnership, together with all dividends, interest payments and other distributions or payments (whether in cash or other property and based on the Fair Market Value thereof) received from the Company or any other person or entity in respect of the Charlesbank Investment prior to such Actual Sale or Deemed Sale, as the case may be, divided by (B) the Charlesbank Investment.

                  (ii) Options exercised in any one year shall be deducted from the number of Options exercisable in any future year. Once vested, this Option shall be exercisable at the following times prior to the expiration date: (A) if the Optionee is employed by the Company at the time of exercise, at any time by giving the Company 45 days' advance written notice or (B) if the Optionee is not employed by the Company at the time of exercise but has the right to exercise after termination in accordance with Section 2(d) of this Agreement, by giving the Company written notice at any time during the period specified in Section 2(d) of this Agreement, in which case the Option shall be deemed exercised as of the end of the calendar month in which the Company received notice of exercise of the Option. In either case, the notice of exercise shall specify the number of Shares as to which the Option is being exercised.

                  (iii) Upon receipt of written notice of exercise by the Company, the Company shall, upon full payment in cash to the Company of the Exercise Price of the Shares as to which the Option shall be exercised and upon receipt of a duly executed shareholders agreement (in the form attached hereto as Exhibit A or in such other form as the Company may reasonably require), issue to the Optionee the Shares subject to the Option. Any issuance of Shares to an Optionee pursuant to the preceding sentence shall be made by the Company within 90 days after the date of exercise. For purposes of this Agreement, the fair market value of Shares shall be determined by such methods or procedures as shall be established from time to time by the Board acting in its sole discretion and in good faith. In making such determinations, the Board may rely on a valuation report by an investment banking or valuation firm selected by the Board. The Committee established by the Board to administer the Plan (the "Committee") may, in its sole discretion, permit the Optionee to pay the Exercise Price in previously acquired Shares rather than in cash.

                  (d) Exercise Upon Death or Termination of Employment.

                           (i) If the Optionee dies while an employee of the
Company, the Optionee's Designee may exercise the Option, to the extent it was vested on the date of termination, by giving the Company written notice of such exercise within 12 months after the date of Optionee's death, but in no event later than the Expiration Date. An Optionee's "Designee" means the person designated by the Optionee in his or her most recently filed beneficiary designation filed with the Company to receive the Optionee's rights under the Plan upon the



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Optionee's death, or if there is no such designation or no such designated person survives the Optionee, by the person or persons to whom the Optionee's rights pass by will or applicable law, or if no such person has such right, by his executors or administrators.

                           (ii) If the Company shall terminate Optionee's
employment with the Company because of disability, the Optionee may exercise the Option to the extent it was vested on the date of termination, by giving the Company written notice of such exercise within 12 months after the date of termination of employment, but in no event later than the Expiration Date.

                           (iii) If the Optionee terminates his employment with
the Company other than for Good Reason, the Optionee may exercise the Option to the extent it was vested on the date of termination, by giving the Company written notice of such exercise within 90 days after the date of termination of employment, but in no event later then the Expiration Date. For purposes of this Agreement, "Good Reason" has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and the Optionee or, in the absence of such agreement shall mean, if the basis for such Good Reason is not cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 days), the failure of the Company to pay any undisputed amount due to the Optionee in connection with his employment by the Company.

                           (iv) If the Optionee's employment shall terminate for
any reason other than death, disability or Cause (as hereinafter defined), or if the Optionee shall terminate his employment with the Company for Good Reason, the Optionee may exercise the Option to the extent it was vested on the date of termination or, otherwise would have vested in the 12 months thereafter, in either event according to the applicable vesting schedule in Section 2(c)(i), by giving the Company written notice of such exercise within 18 months after the date of termination of employment, but in no event later than the Expiration Date. Notwithstanding the foregoing, the Optionee shall forfeit his right to exercise any Options that would have vested within the 12 months after termination, if the Optionee violates the terms regarding non-competition set forth in the Optionee's executive severance or employment agreement.

                           (v) If the Optionee's employment shall terminate for
Cause, all right to exercise the Option shall terminate at the date of such termination of employment. For purposes of this Agreement, "Cause" has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and the Optionee or, in the absence of such agreement, shall mean (i) the Optionee's conviction of, or plea of guilty or nolo contendere to, a felony, (ii) the Optionee's gross negligence in the performance of his duties and obligations to the Company, which is not corrected within 15 business days after written notice, (iii) the Optionee's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of his duties and obligations to the Company to the material detriment of the Company, which is not corrected within 15 business days after written notice, or
(iv) the Optionee's other material breach of his obligations under this Agreement, which is not corrected



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within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

                           (vi) In the event of termination of employment, if an
Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purpose of Section 422 of the Code, such stock option shall thereafter be treated as a nonqualified stock option.

                  (e) Transferability. Except as otherwise provided in this Section, the Option is not transferable other than as designated by the Optionee in his or her most recently filed Beneficiary designation filed with the Company, or if there is no such designation or no such designated person survives the Optionee, as designated by the Optionee, by will or by the laws of descent and distribution, and during the Optionee's life, may be exercised only by the Optionee. However, an Optionee, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to Options prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Optionee).

                  (f) Adjustments. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the number, kind and option price of shares subject to the Option and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Option shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to cause the Company to issue or assume stock options, whether or not in transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.

                  (g) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

                  (h) Optionee Acknowledgement. The Optionee acknowledges that:



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                           (i) the future value of the Company is highly
speculative;

                           (ii) the Optionee is not relying on the value of this
Option as current compensation;

                           (iii) the Company has no obligation to the Optionee
to sell the Company or to sell Shares publicly (which may have the effect of reducing the value of the Company);

                           (iv) upon exercise of this Option, unless the Shares
issuable upon exercise of the Options have been registered under applicable securities laws, there will be substantial restrictions on the transferability of the Shares; and

                           (v) the past performance or experience of the
Company, the Company's officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Shares or of the Company's activities.

                  (i) No Right to Continued Employment. The Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time.

                  (j) Compliance With Law and Regulations. The Option herein granted and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange or national market quotations system on which the Shares may then be listed and (ii) the completion of any registration or qualification of such Shares under any Federal or State law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Option herein granted may not be exercised if its exercise, or the receipt of Shares pursuant hereto, would be contrary to applicable law.



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3.       Optionee Bound by Plan.

         The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

4.       Notices.

         All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail or overnight courier, addressed, if to the Company, to Heafner Tire Group, Inc., 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217; Attention: Chairman, and if to the Optionee, at the address set forth below, subject to the right of either party to designate at any time hereafter in writing some other address.

5.       Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of laws principles.

6.       No Assignment.

         Except as provided in Section 2(e), neither this Agreement nor any of the rights or obligations of the Optionee hereunder may be transferred or assigned by the Optionee.

7.       Benefits.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

8.       Severability.

         If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

9.       Amendments.

         No modification, amendment or waiver of any provision of this Agreement, other than as required under Section 2(f), shall be effective unless it is in writing and signed by the parties hereto.

10.      Counterparts.

         This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman, Chief Executive Officer, Chief Operating Officer, President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.


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                                                   HEAFNER TIRE GROUP, INC.


                                                   By:/s/ ???????????????????
                                                      --------------------------
                                                      Name:
                                                      Title:


/s/ David H. Taylor
-------------------------------
         David H. Taylor

Address: 5500 Hardison Road
         Charlotte NC



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